Exhibit 99.1

ROBERTS REALTY INVESTORS, INC.

CONTACT:	FOR IMMEDIATE RELEASE
Greg M. Burnett	November 10, 2004
Chief Financial Officer

Telephone:     (770) 394-6000
Fax:                  (770) 551-5914

ROBERTS REALTY INVESTORS, INC.
ANNOUNCES AMEX NONCOMPLIANCE
DUE TO DEATH OF DIRECTOR

ATLANTA, GA – Roberts Realty Investors, Inc. (AMEX:RPI) announces that due to the death of founding director and audit committee member George W. Wray, Jr., the company is short one member on its audit committee and therefore is not in compliance with a continued listing standard of the American Stock Exchange (the Amex). The board is actively seeking a replacement for Mr. Wray on its audit committee.

On November 5, 2004, the company received a warning letter from the staff of the Amex advising the company that due to the death of Mr. Wray, it was not in compliance with the continued listing standard described in Section 121(B)(2)(a) of the American Stock Exchange Company Guide, which requires that an audit committee have three members. The Amex gave the company until December 31, 2004 to regain compliance with the Amex requirements by replacing Mr. Wray, as the company had requested of the Amex.